Exhibit 99.1
July 28, 2005
Dear Shareholders:
June 7th marked a new beginning for Spectrum Sciences & Software Holdings Corp. On that date, I became the corporation’s third President and Chief Executive Officer. It is indeed a privilege to take the helm of this dynamic family of companies and to serve you — our current and future shareholders —as well as our many dedicated employees and valued customers.
Since the closing of the transaction with Horne Engineering Services, I have been concentrating on changes that will produce results. We have developed and refined operating guidelines in the areas of functional operations, corporate governance, and communications. A transition team consisting of experienced representatives of our four subsidiaries has begun gathering information on areas of synergy and will make recommendations to my newly created Executive Committee, which includes the CEOs of the four subsidiaries. We are focusing on ways to make our operations more efficient and to capitalize on our individual and collective strengths.
Within days of the closing, together with members of our Board of Directors, I visited the offices of Spectrum Sciences & Software, Inc., in Ft. Walton Beach, Florida, and the offices of M&M Engineering in St. John’s, Newfoundland. I was impressed by what I saw and heard. These initial meetings were followed by our first executive offsite session, held in Falls Church, Virginia, on June 8-9, 2005. The primary objectives of this executive session were to
•	Communicate my vision of Spectrum Holdings.

•	Lay the groundwork for a performance-based culture throughout our group of companies.

•	Get buy-in from top management and plan for an expedient transition.

•	Get to know each of the team members.

•	Get all of the team members to know each other.

•	Set the course for the future.
The future that I see for Spectrum Holdings is summed up in our statement of Strategic Intent: “Spectrum Holdings will return to profitability during 2005 and will achieve strong growth in 2006 through a focus on markets where we can differentiate ourselves based on our integrated technology, engineering, and delivery capabilities and heritage.” Our business will focus on customers who face challenges that involve significant technology and engineering support. We will focus on a select set of markets where we can achieve economies of scale and synergy, where we already have a presence, and where we can leverage our core differentiation. We will provide solutions to our customers’ problems within our service areas. And we intend to leverage our capital position to continue Spectrum Holdings’ growth-through-acquisition strategy, and to do so in a highly disciplined manner.
Needless to say, our statement of Strategic Intent is a vision of the future. Because such statements are subject to uncertainties and risks, the future reality may turn out different from the current vision. But I have cause for optimism.

I founded Horne Engineering Services fifteen years ago and nurtured it into a company with a national reputation and a nationwide presence serving the defense, security, transportation, and environmental sectors. These are the same sectors served by Spectrum Holdings. With such a good fit, I welcomed the opportunity to merge with Spectrum and expand our growth platform.
By joining forces with Horne Engineering Services, Spectrum Holdings has reinforced its commitment to solid, sustainable growth. The acquisition of Horne Engineering has brought to Spectrum Holdings many enduring qualities, including the following:
•	An impeccable reputation for ethical behavior, for being a trusted partner. Our business philosophy is summed up in a phrase that I coined: “We don’t just add value, we add values.”

•	A world-class list of clients and strategic partners.

•	The ability to focus on our customers’ needs and to be part of the solution to their most difficult and pressing problems.

•	A winning attitude to be “best in class” in all of our dealings.

•	Sound management systems and practices, combined with a seasoned management team.

•	Recognition that customer satisfaction, employee morale, and shareholder return on investment are inextricably bound together.
These, in my mind, are among the prerequisites for long-term success. I appreciate your thoughts and support as we work to take your company to the next level.
Sincerely,
Darryl Horne, PE
President and CEO
This letter contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.